EXHIBIT 99.1

Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

Each of Brian D. Fitzgerald, Chief Executive Officer, and William R. Schlueter, Chief Financial Officer, of Security Capital Corporation, a Delaware corporation (the “Company”), hereby certifies that:

(1)           The Company’s periodic report on Form 10-Q for the period ended September 30, 2002 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ Brian D. Fitzgerald	/s/ William R. Schlueter
Brian D. Fitzgerald	William R. Schlueter

Date: November 14, 2002	Date: November 14, 2002